Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

Amendment 142

to the
Amended and Restated License Agreement
for the Use and Marketing of Programming Materials
dated May 31, 1996 (the “1996 Agreement”)
between
International Business Machines Corporation (IBM)
and
Dassault Systemes, S.A. (OWNER)

This Amendment (“Amendment”) is entered into by and between International Business Machines Corporation (“IBM”), incorporated under the laws of the State of New York and Dassault Systemes, S.A. (“OWNER”), a French société anonyme.

Whereas, OWNER is the owner of 3D/2D Computer Aided Design/Computer Aided Manufacturing/Computer Aided Engineering/Product Integrated Management software programs marketed under various trademarks.

Whereas, the parties wish to (1) add new products to the 1996 Agreement; (2) address the requirements for the [***] and (3) provide for the establishment of a numeric control demonstration program.

Whereas, the parties wish to amend the 1996 Agreement for the purposes of making the changes associated with the foregoing.

Now therefore, the parties agree as follows:

1.0     Definitions

The following definition shall be added to the Section of the Agreement entitled “Definitions.”

[***] (or subcontractor) shall mean an entity (i) that provides goods or provision of services [***] related to mechanical design or manufacturing activities for [***] development programs under a contract or other form of purchase agreement (for example, purchase order) and (ii) who need access to CATIA and to the [***] and that need to exchange [***] for performance of such contract or other agreement.

2.0     The parties agree that the additional rights granted in article (S) of the “Licenses” Section (added in Amendment 128) for the CAA RADE Configurations shall be extended to include the SMARTEAM Development Suite Configurations being added by this Amendment 142. The parties further agree that licenses of the CAA RADE Configurations to ISV’s and Service Providers shall be granted by OWNER. To make the foregoing changes, article (S) is revised so that it now reads in its entirety as follows (changes noted in italics):

(S) OWNER hereby grants the following rights and licenses:

1) IBM, its licensed Subsidiaries, and its and their sublicensees, may distribute applications they have developed with the CAA RADE Configurations and SMARTEAM Development Suite Configuration, hereinafter known as “Version 5 Complementary Applications”, to their subcontractors and direct and indirect suppliers solely for performance of work by such subcontractors and suppliers for the benefit of IBM, its licensed Subsidiaries, and its and their sublicensees. This license includes the right of IBM, its licensed Subsidiaries, and its and their sublicensees to authorize their subcontractors and direct and indirect suppliers to use, execute, reproduce, display, perform and distribute internally the V5 Complementary Applications. The licensing terms shall expressly specify the foregoing terms.

2) The rights and licenses granted above do not include the further right of IBM, it licensed Subsidiaries, and its and their sublicensees to use the CAA RADE Configurations and SMARTEAM Development Suite Configuration in the provision of services to an unrelated third party or to make Generally Available the V5 Complementary Applications. Such further right to do so may be obtained from OWNER. The licensing terms shall expressly

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

specify the availability of such further right from OWNER.

3) Because the further rights identified in S(2) are likely the primary rights of interest to ISV’s and Service Providers and cannot be granted by IBM, IBM shall not license the CAA RADE Configurations or the SMARTEAM Development Suite Configuration to entities that are considered in IBM’s sole judgment to be either an ISV or Service Provider as defined in the Section entitled “Definitions.” IBM shall refer those entities to OWNER for licensing by OWNER of the CAA RADE Configurations and/or the SMARTEAM Development Suite Configuration.

[* * *]

5) IBM will use reasonable efforts to inform OWNER if IBM has knowledge that a sublicensee is using the CAA RADE Configurations or the SMARTEAM Development Suite Configuration in the manner set forth in S(2) without having obtained such further rights from OWNER.

6) IBM has no liability or obligation to OWNER for any act or activity by sublicensee outside the scope of the license grant from IBM to sublicensee.

7) The parties agree that the restriction on licensing by IBM set forth in S(3) above may be revisited in the future.

3.0 The following products are added to Table A. of Attachment XXIII:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-SR1	CATIA - STRUCTURE DESIGN 1 PRODUCT
5693-SR1	CATIA - STRUCTURE DESIGN 1 PRODUCT	[* * *]
5691-FMD	CATIA - FEM SOLID 2 PRODUCT
5693-FMD	CATIA - FEM SOLID 2 PRODUCT
5691-GDY	CATIA - GENERATIVE DYNAMIC RESPONSE ANALYSIS 2 PRODUCT
5693-GDY	CATIA - GENERATIVE DYNAMIC RESPONSE ANALYSIS 2 PRODUCT
5691-CD3	CATIA - COMPOSITES DESIGN CONFIGURATION
5691-DSS	CATIA - SHAPE SCULPTOR 2 PRODUCT
5693-DSS	CATIA - SHAPE SCULPTOR 2 PRODUCT

4.0 Add the following to Table C. V4 and V5 Migration Paths and Royalty Upgrade Charges - US Royalty Table of Attachment XXIII:

		W/S to W/S	W/S to W/S
(IBM	(IBM	SHAREABLE/CONFIG	ADD-ON
PROGRAM	PROGRAM	UPGRADE	UPGRADE
NUMBER)	NUMBER)	ROYALTY	ROYALTY

FROM V5 PRODUCTS	TO V5 PRODUCTS

5693-STD	5693-ESS
5691-STD	5691-ESS	[* * *]

FROM V4 PRODUCTS	TO V5 PRODUCTS

5626-STM	5693-ESS
5626-STM	5691-ESS

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

5.0 The following changes are made to previously announced products: the migrations from 5626-SUD+ASU+FRF to 5693-GSD and to 5691-GSD are changed so that the migrations are now to 5693-GSD+FS1 and 5691-GSD+FS1, with no change in royalties.

6.0 ENOVIA Products

a) The following ENOVIA - DMU Navigator Solutions products are added to Table A of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-DV1	ENOVIA - DMU Viewer 1 Configuration	[***]

b) Add the following Lifecycle Solutions products to Table D of Attachment XXIV:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-WFR	ENOVIA - Workflow Designer Configuration Migration from 5691-WFD	[***]
5691-VER	ENOVIA - VPM Engineer Configuration
Migration from 5691-EGR
Upgrade from 5691-CDX
Upgrade from 5691-DEX
Upgrade from 5691-VPX (to VER+PGT+PVM)
Upgrade from 5691-CDE
Upgrade from 5691-ADE
Upgrade from 5691-VPD (to VER+PGT+PVM)
5691-WFM	ENOVIA - Workflow Management Product
5691-MGR	Upgrade from 5691-MSX Upgrade from 5691-MSS
5691-CUR	Upgrade from 5691-REX Upgrade from 5691-REV
5691-RVR	Upgrade from 5691-ADX Upgrade from 5691-ADM

c) Add the following Hubs Solutions products to Table E of Attachment XXIV

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT

5691-IDL	ENOVIA - MultiCax - ID Plug-in Product Migration from 5691-DIL	[***]
5691-UDL	ENOVIA - MultiCax - ID Plug-in Product Migration from 5691-DUL

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

7.0 SmarTeam Products

Add the following to Attachment XXV - SMARTEAM Products

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PROGRAM NAME	CONFIGURATION	PRODUCT	PRODUCT

5693-SAA	SMARTEAM - SA Adapter Product
5693-OAA	SMARTEAM - OA Adapter Product
5691-SDV	SMARTEAM - Development Suite	[***]
Configuration
5691-SGA	SMARTEAM - Gateway Administration Configuration*
5691-SEH	SMARTEAM - Educational HEAT Configuration

*5691-SGA is licensed on a per server basis

8.0 CAA RADE Products

The following CAA RADE Configurations are added to Table A of Attachment XXVII:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT

5691-PAD	CAA - Enterprise Portal Application Design Configuration	[***]
Migration from 5691-LDC

9.0 WLS Products

Add the following to Table E on Attachment XXIII:

PLC Related Royalty
IBM
Program	Product	Std.	Add-on	Shareable	Enterprise
Number	Name	Config.	Product	Product	Option

5691-SAS	CATIA User Companion for Structural Analysis Product	[***]
5795-SAS	CATIA User Companion for Structural Analysis Product
5691-LCC	ENOVIA User Companion for LCA Configuration
5795-LCC	ENOVIA User Companion for LCA Configuration
5691-ALC	All in One Marketing for Companion

10.0 Companion Development Studio

Due to the end of the Education Provider Program, the revised Companion Development Studio term added to the Agreement in Amendment 137 (item #5) is no longer valid. The parties agree that this term is deleted, and is replaced with the Companion Development Studio term added to the Agreement by item #6 in Amendment 132.

9.0

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

11.0 [***]

Section C.17-1 [***] is amended to add the terms for sublicensing the [***] to [***] The following changes are made:

a) the following product is added to Table D of Attachment XXIII:

PLC RELATED ROYALTY
IBM
PROGRAM		STANDARD	ADD-ON	SHAREABLE
NUMBER	PRODUCT NAME	CONFIGURATION	PRODUCT	PRODUCT

5799-H20	CATIA-VS Format Import/Export	[***]
[***]

c) Section C.17.4 is changed to read as follows: [***]

12. CATIA V5 Demonstration Program for Numeric Control (“NC”) Equipment Manufacturers and Distributors

To enhance the marketing and sales of NC Licensed Programs, OWNER grants to IBM the rights to sublicense to NC equipment manufacturers and distributors the numeric control Licensed Programs and those other CATIA V5 Licensed Programs (hereinafter referred to as “CATIA V5 Programs”) necessary to perform demonstrations of the numeric control applications to third parties. No royalties shall be due OWNER for such sublicenses. These rights are granted subject to the following:
a) The NC equipment manufacturers and distributors must have an executed IBM Customer Agreement, IBM International Customer Agreement, or equivalent agreement:
b) There be a written agreement between IBM and the NC equipment manufacturer or distributor that supplements the agreement per (a) above and contains terms sufficient to provide for the following:

(1) The NC equipment manufacturer or distributor may use the CATIA V5 Programs for demonstration of NC applications to third parties, and not for their or the third party’s productive use. They may distribute to a third party, solely for the third party’s internal use, the output of the demonstration and/or benchmark performed for that third party. This output may include, but is not limited to, the CAD data, CATProcess document, NC code, and the physical machined part. They may not provide any services to the third party associated with the output other than the conduct of the demonstration and/or benchmark. No other external distribution of the output is permitted.
(2) Demonstration of CATIA V5 Licensed Programs is permitted only on their premises, and at trade shows and exhibitions in which they participate.
(3) They must be qualified by the country IBM PLM sponsor in accordance with agreed upon qualification criteria prior to shipment by IBM of the CATIA V5 Programs and software keys.
(4) They inform IBM PLM sponsor of any competitive benchmarking or demonstration activity requested by their customer and obtain sponsor approval prior to such activity taking place.
(5) They give priority to the customers with CATIA design systems.
(6) They demonstrate the CATIA NC applications a minimum of two (2) times per calendar quarter
(7) They provide appropriate information to IBM regarding the customers to which the products were demonstrated.
(8) They agree to be a reference for the CATIA V5 Programs upon request from IBM during the term of the demo agreement.
(9) The CATIA V5 Programs are licensed on an “as-is” basis.

Other than the changes indicated above, it is understood that all other terms of the 1996 Agreement including all Attachments and Exhibits thereto remain in full force and effect.

Any text removed pursuant to the Company’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked [***] herein.

Exhibit 4(a).4

If any provision of this Amendment or the 1996 Agreement (as amended) shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the original intentions of IBM and OWNER as nearly as possible in accordance with applicable law(s).

The parties agree that any reproduction of this Amendment by reliable means (such as facsimile or photocopy) will be considered an original of this Amendment.

Agreed to: Dassault Systemes, S.A.		Agreed to: International Business Machines Corporation

By:	/s/ THIBAULT DE TERSANT	By:	/s/ R. A. ARCO
Authorized Signature		Authorized Signature
Name: Thibault de Tersant		Name: R. A. Arco

Title: Executive Vice President & CFO		Title: Manager, PLM Product Mgmt. & Support

Date:	April 8, 2003	Date:	June 3, 2003